Exhibit 99.5

Protective Life Insurance Company 2801 Highway 280 South, Birmingham, Alabama 35223 P. O. Box 10648, Birmingham, Alabama 35202-0648 (800) 456-6330

INDIVIDUAL VARIABLE ANNUITY APPLICATION

Product Name:	[ Marketing Name of Product ]	Contract #	[ VA1000000009 ]
Funding:	[ Transfer ]	Plan Type:	[ Traditional IRA ]
		[ IRA Tax Year: ]	[ $5,000 — 2009 ] [ $5,000 — 2010 ]

Owner 1:	[ Owner 1 — Name ]
[ Owner 1 — Address ]
[ Owner 1 — C, S, Z ]
	[ Owner 1 — Phone ]	[ Owner 1 — email address ]
	[ O1 — Gender / O1 — Date of Birth ]	SSN or Tax ID #:	[ O1 — SSN or Tax Identification # ]

Owner 2:	[ Owner 2 — Name ]
[ Owner 2 — Address ]
[ Owner 2 — C, S, Z ]
	[ Owner 2 — Phone ]	[ Owner 2 — email address ]
	[ O2 — Gender / O2 — Date of Birth ]	SSN or Tax ID #:	[ O2 — SSN or Tax Identification # ]

Annuitant:	[ Annuitant — Name ]
[ Annuitant — Address ]
[ Annuitant — C, S, Z ]
	[ Annuitant — Phone ]	[ Annuitant — email address ]
	[ A — Gender / O2 — Date of Birth ]	SSN or Tax ID #:	[ A — SSN or Tax Identification # ]

Beneficiary Name (If No Surviving Owner)	Type	Relationship	Percentage
[ Bene 1 — Name ]	[ Primary ]	[Bene 1-Relationship]	[ 100% ]
[ Bene 2 — Name ]	[ Contingent ]	[Bene 2-Relationship]	[ 50% ]
[ Bene 3 — Name ]	[ Contingent ]	[Bene 3-Relationship]	[ 25% ]
[ Bene 4 — Name ]	[ Contingent ]	[Bene 4-Relationship]	[ 15% ]
[ Bene 5 — Name ]	[ Contingent ]	[Bene 5-Relationship]	[ 10% ]

Replacement:

Do you currently have an annuity contract or life insurance policy?	[ YES or NO ]
Will this annuity change or replace an existing annuity contract of life insurance policy? (If yes, please provide the company name and contract or policy number below.)	[ YES or NO ]

[ Policy 1 Company Name ]	[ Policy 1 Policy # ]
[ Policy 2 Company Name ]	[ Policy 2 Policy # ]
[ Policy 3 Company Name ]	[ Policy 3 Policy # ]
[ Policy 4 Company Name ]	[ Policy 4 Policy # ]

Initial Purchase Payment:	[$ 100,000]	Protective Life Guaranteed Account: [ Fixed Account ] [DCA Account [1] - Transfer Date - [date]]	[ None ] [ F-A% ] [ D-A% ]

Sub-Accounts of the Protective Variable Annuity Separate Account (the “Variable Account”):

[ Selected Sub-Account 1 ]	[S-A #1%]	[ Selected Sub-Account 11 ]	[S-A #11%]
[ Selected Sub-Account 2 ]	[S-A #2%]	[ Selected Sub-Account 12 ]	[S-A #12%]
[ Selected Sub-Account 3 ]	[S-A #3%]	[ Selected Sub-Account 13 ]	[S-A #13%]
[ Selected Sub-Account 4 ]	[S-A #4%]	[ Selected Sub-Account 14 ]	[S-A #14%]
[ Selected Sub-Account 5 ]	[S-A #5%]	[ Selected Sub-Account 15 ]	[S-A #15%]
[ Selected Sub-Account 6 ]	[S-A #6%]	[ Selected Sub-Account 16 ]	[S-A #16%]
[ Selected Sub-Account 7 ]	[S-A #7%]	[ Selected Sub-Account 17 ]	[S-A #17%]
[ Selected Sub-Account 8 ]	[S-A #8%]	[ Selected Sub-Account 18 ]	[S-A #18%]
[ Selected Sub-Account 9 ]	[S-A #9%]	[ Selected Sub-Account 19 ]	[S-A #19%]
[ Selected Sub-Account 11 ]	[S-A #10%]	[ Selected Sub-Account 20 ]	[S-A #20%]

Investment Instructions:

The company shall honor my telephone instructions regarding transfers among the Investment Options.	[ YES or NO ]
The company shall honor my agent’s telephone instructions regarding transfers among the Investment Options.	[ YES or NO ]

ICC11-VDA-P-1006	12/11

OPTIONAL BENEFITS AND FEATURES: [ “None” or list those selected. ]

[ Optional Death Benefit:  [ Marketing Name of Benefit ] ]

[ Optional Protected Lifetime Income Benefit:  [ Marketing Name of Benefit ] ]

[ Portfolio Rebalancing:  Rebalance to my current Variable Account allocation [quarterly] on the [date] day of the month. ]

[ Automatic Purchase Plan:  Attach a voided check.

Draft [ $ 500 ] per [ month ] from my account on the [ date ] day of the month and apply to my Contract. ]

[ Automatic Withdrawals:  Attach a voided check.  If Form # LAD-1133 (Federal Tax Withholding on Non-Periodic Annuity Payments) is not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

Withdraw [ $ 500 ] per [ month ] from my Contract on the [ date ] day of the month and deposit to my account. ]

Special Instructions:  [ “None” or as entered by Producer. ]

Acknowledgments and Signatures:

I have received a current prospectus for this annuity.	[ YES or NO ]
I believe this annuity meets my current needs and financial objectives.	[ YES or NO ]

Variable annuities involve risk, including the possible loss of principal.  When Contract Value is allocated to the Variable Account, the Contract Value, annuity payments, and termination values are variable.

They are not guaranteed as to any fixed dollar amount and will increase or decrease based on the investment experience of the funds in which the applicable Sub-Accounts invest.

An annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution.

It is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to investment risk, including the possible loss of principal.

I understand this application will be part of the annuity contract issued by the Company.  My statements are true and correct to the best of my knowledge and belief.  The Company will treat my statements as representations and not warranties.  The Company may accept instructions from any Owner on behalf of all Owners.

IMPORTANT NOTICE

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Executed today,	(Date) in	(City, State).

Signature – Owner 1	Signature – Owner 2	Signature – Annuitant

Federal law requires this notice: “We may request or obtain additional information to establish or verify your identity.”

PRODUCER REPORT: To the best of your knowledge and belief …
Does the applicant have an existing annuity contract or life insurance policy?		[ YES or NO ]
Does this annuity change or replace an existing annuity contract or life insurance policy?		[ YES or NO ]

This annuity is suitable based on information I obtained from the applicant after reasonable inquiry into the applicant’s financial and tax status, investment objectives, and other relevant information.

[ YES or NO ]
I have truly and accurately recorded on this application the information provided to me by the applicant.		[ YES or NO ]
Current government issued photo I.D. used to verify the applicant’s identity?	[ Type of ID ]	[ ST ] [ ID # ]

Signature: [ Producer Sign ]	Print Name: [ Producer Name ]
Producer # [ Producer # ]	Brokerage: [ Brokerage Name ]
State Agent License # [ State Agent License # ]	Phone # [ Producer/Brokerage Phone ]

NOT A DEPOSIT	NOT INSURED BY ANY GOVERNMENT AGENCY	NO BANK GUARANTEE